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                                                                      EXHIBIT 21

CABOT CORPORATION SIGNIFICANT SUBSIDIARIES AS OF SEPTEMBER 30, 2003


NAME                                                             JURISDICTION
----                                                             ------------
Cabot International Capital Corporation                          Delaware
CDE Company                                                      Delaware
Cabot Brasil Industria e Comercio Limitada                       Brazil
Cabot Canada Ltd.                                                Canada
Cabot Carbon Limited                                             England
Cabot G.B. Limited                                               England
Cabot UK Holdings Limited                                        England
Cabot Supermetals K.K.                                           Japan
Cabot B.V.                                                       The Netherlands